SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report: August 12, 2004 (Date of Earliest Event Reported: August 10, 2004).

CSK AUTO CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	001-13927	86-0765798
(State or other jurisdiction of Incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

645 E. Missouri Ave. Suite 400, Phoenix, Arizona		85012
(Address of principal executive offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code		(602) 265-9200

Item 5. Other Events.
Item 7. Exhibits
SIGNATURE
EX-99.1

Item 5. Other Events.

     On August 10, 2004, CSK Auto Corporation’s wholly owned subsidiary, CSK Auto, Inc., amended its existing Amended and Restated Credit Agreement dated as of January 16, 2004 (as amended). The amendment (Amendment No. 2) provides for an immediate reduction of the interest rate on the new replacement term loan of 25 basis points and an opportunity for an additional 25 basis points reduction of the interest rate on such term loan upon the achievement of a specified leverage ratio or an upgraded credit rating from Standard and Poor’s Ratings Group, Inc. (along with maintenance of the current credit rating from Moody’s Investors Services, Inc.), as more particularly set forth in the Amendment No. 2.

     The Amendment No. 2 also provides for a one-year extension of the term loan maturity to June 2010, and 101% call protection provision applicable only in the instance of replacements of such term loan with the proceeds of a new term loan within a year after the closing of the Amendment.

     Amendment No. 2 to the Amended and Restated Credit Agreement, dated as of January 16, 2004 is attached as Exhibit 99.1 hereto.

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Item 7. Exhibits

     99.1 Amendment No. 2 to the Amended and Restated Credit Agreement, dated as of January 16, 2004.

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SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CSK Auto Corporation
	By:	/s/ DON W. WATSON

DATED: August 12, 2004		Don W. Watson Senior Vice President Chief Financial Officer

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EXHIBIT INDEX

Exhibit
Number	Description
99.1	Amendment No. 2 to the Amended and Restated Credit Agreement, dated as of January 16, 2004.